UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 30, 2007

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2007, Lennar Corporation and certain of its subsidiaries (collectively, the “Company”) and Morgan Stanley Real Estate Fund II, L.P., an affiliate of Morgan Stanley & Co., Inc., announced that they formed a strategic land investment company, MSR Holding Company, LLC, (the “Venture”). Concurrent with the formation, the Company sold to the Venture approximately 11,000 homesites in 32 communities located throughout the country for a sales price of $525 million. The Company, through certain of its subsidiaries, will have a 20% interest (50% voting rights) in the Venture. The Company will receive disproportionate distributions to the extent the Venture exceeds financial targets. The Company entered into option agreements and rights of first offer providing the Company the opportunity to purchase certain finished homesites at current market values at the time of exercise from the Venture. The Company issued a press release on November 30, 2007 announcing this transaction, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document
99.1	Press Release issued by Lennar Corporation on November 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description of Document
99.1	Press Release issued by Lennar Corporation on November 30, 2007.